Exhibit 99.1

CUI Global Announces Name Change to Orbital Energy Group and New Ticker Symbol “OEG”

New Name Reflects the Company’s Transformation to a Diversified
Energy and Infrastructure Solutions Platform

HOUSTON, May 8, 2020 -- CUI Global, Inc. (“CUI Global” or the “Company”) announced today it will change its name to Orbital Energy Group, Inc. (“Orbital Energy”), effective immediately. The new name reflects the Company’s strategic repositioning to become a diversified energy infrastructure services company. Orbital Energy’s common shares will continue to be listed for trading on the Nasdaq under the new ticker symbol ‘OEG’ beginning at market opening on Monday, May 11, 2020. In conjunction with the name change, the Company will be launching a new corporate website at www.orbitalenergygroup.com.

The name change follows the Company’s platform acquisition of Reach Construction Group (“Reach”), completed on April 1, 2020. Headquartered in Apex, NC, Reach is an engineering, procurement and construction (“EPC”) company with expertise in the renewable energy industry. The Company believes the name Orbital Energy Group more accurately depicts its extensive capabilities and innovative products, evolving business and new brand – a brand that provides a wide range of energy infrastructure solutions.

“We are excited to change our name to Orbital Energy Group as part of our company-wide transformation,” said Jim O'Neil, vice chairman and CEO of Orbital Energy. “This rebranding marks a key milestone as we leverage our engineering and construction capabilities, including those of our recently internally developed Orbital Power Services group, to deploy a broader set of service offerings in the energy infrastructure market. With our recent acquisition of Reach, we have also extended our energy services business into the rapidly growing areas of alternative and renewable energy, enabling us to take an active role in reducing our nation’s carbon footprint. With our increased capabilities, over time we expect to diversify into synergistic services and to expand geographically to serve the electric power industry, as well as the larger infrastructure services market.”

In connection with the name and ticker symbol change, the Company's common shares have been assigned a new CUSIP number of 68559A 109.

The Company is also launching a new website and social channels that are a better reflection of its energy and infrastructure services platform, providing users with a more engaging experience on desktop and mobile devices. The website will continue to evolve with new content and functionality being added over time, including specific links to our new subsidiaries and new “green” technologies. The new website will be www.orbitalenergygroup.com.

To be added to the Company’s email distribution list, please email Orbital@kcsa.com with ‘OEG’ in the subject.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG) is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy’s group of businesses includes: Orbital Gas Systems, Orbital Power Services and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Orbital Solar Services provides engineering, procurement and construction (“EPC”) expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy Group is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com, beginning May 11, 2020

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
dhanover@kcsa.com